Exhibit 99.1

ALLIED WORLD REPORTS 79.3% COMBINED RATIO FOR THE FOURTH QUARTER 2014

•	Return on equity of 13.4% and growth in diluted book value per share of 11.9% for the full year

•	Net favorable reserve development on prior loss years of $212.6 million versus $180.3 million in 2013

•	Full-year combined ratio of 85.2% compared with 86.2% in the prior year

•	Mid-teens growth in operating, underwriting and net income for the full year

ZUG, Switzerland -- (BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $130.5 million, or $1.33 per diluted share, for the fourth quarter of 2014 compared to net income of $137.9 million, or $1.34 per diluted share, for the fourth quarter of 2013. Net income for the year ended December 31, 2014 was $490.3 million, or $4.92 per diluted share, compared to net income of $417.9 million, or $3.98 per diluted share, for the year ended December 31, 2013.
The company reported operating income of $148.5 million, or $1.51 per diluted share, for the fourth quarter of 2014, compared to operating income of $74.5 million, or $0.72 per diluted share, for the fourth quarter of 2013. Operating income for the year ended December 31, 2014 was $415.1 million, or $4.17 per diluted share, compared to operating income of $364.0 million, or $3.47 per diluted share, for the year ended December 31, 2013.
President and Chief Executive Officer Scott Carmilani commented, "Allied World had an excellent fourth quarter and full year. Another great underwriting year has helped us to generate a five-year average combined ratio of 89.4%. The company made great progress in 2014 on executing our goals and initiatives, and is well positioned for 2015 and beyond. We look forward to the close of the RSA acquisitions and continued attractive opportunities across our platforms."
Fourth Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended December 31,		Diluted per share		Year Ended December 31,		Diluted per share
	2014	2013	2014	2013	2014	2013	2014	2013

Net income	$130.5	$137.9	$1.33	$1.34	$490.3	$417.9	$4.92	$3.98
Adjusted for after tax effect of:
Net realized investment losses (gains)	18.0	(64.1)	0.18	(0.62)	(76.2)	(61.9)	(0.76)	(0.59)
Foreign exchange loss	0.0	0.7	0.00	0.01	1.0	8.0	0.01	0.08
Operating income	$148.5	$74.5	$1.51	$0.72	$415.1	$364.0	$4.17	$3.47

Note: On May 1, 2014, our shareholders approved a 3-for-1 stock split of the company's common shares. All historical share and per share amounts reflect the effect of the stock split.

As previously announced, the company realigned its two insurance business segments during the fourth quarter of 2014 from the previous U.S. Insurance (U.S. and Canada) and International Insurance (all other regions) segments to better manage the business. Our segments now report across North American Insurance, Global Markets Insurance, and Reinsurance.

Fourth Quarter Operating Results

•
Gross premiums written were $565.7 million, a 1.8% increase compared to $555.5 million in the fourth quarter of 2013. This was driven by growth in the Global Markets Insurance segment and North American Insurance segment, offset by a decrease in the Reinsurance segment.

◦	The Reinsurance segment decreased by 34.7%, driven largely by the non-renewal of business that did not meet our pricing thresholds.

◦	The Global Markets Insurance segment grew by 10.7% led by new lines of business, including marine and on-shore construction, as well as growth in existing lines.

◦	The North American Insurance segment grew by 7.1% driven by most lines of business, and led by casualty, offset by a continued decrease in healthcare of 18.7%.

•	Net premiums earned were $573.5 million, a 9.3% increase compared to $524.6 million in the fourth quarter of 2013.

•
The company experienced $22.0 million of catastrophe losses in the fourth quarter of 2014 related to a hailstorm in Brisbane, Australia and Typhoon Rammasun, both of which impacted the Reinsurance segment. This compares to $13.5 million of catastrophe losses in the prior year quarter related to Typhoon Fitow.

•	Underwriting income was $118.9 million, compared to underwriting income of $41.9 million in the fourth quarter of 2013.

•	The combined ratio was 79.3% compared to 92.0% in the fourth quarter of 2013.

•
The loss and loss expense ratio was 47.6% in the fourth quarter of 2014 compared to 60.2% in the prior year quarter. During the fourth quarter of 2014, the company recorded net favorable reserve development on prior loss years of $71.7 million, a benefit of 12.5 percentage points to the loss and loss expense ratio, compared to $26.4 million a year ago, a benefit of 5.0 percentage points.

•	The company's expense ratio was largely flat for the fourth quarter of 2014 at 31.7% compared to 31.8% for the prior year quarter.

Investment Results

•
The total financial statement return on the company's investment portfolio for the three months ended December 31, 2014 was 0.4% compared to 1.4% for the three months ended December 31, 2013. The decrease in total return was primarily due to net realized investment losses driven by a flatter treasury curve and accompanied interest rate movements, as compared to net realized investment gains generated across the portfolio during the fourth quarter of 2013.

•	For the quarter, net investment income grew 3.8% compared to the prior year quarter.
•See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net investment income	$49.1	$47.3	$176.9	$157.6
Net realized investment (losses) gains	(15.3)	67.6	89.0	59.5
Total financial statement portfolio return	$33.7	$114.9	$265.8	$217.1

Average invested assets	$8,610.3	$8,488.3	$8,472.9	$8,411.7
Financial statement portfolio return	0.4%	1.4%	3.1%	2.6%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of December 31, 2014, the company’s total shareholders' equity grew to $3,778.3 million compared to $3,519.8 million as of December 31, 2013.

•	As of December 31, 2014, diluted book value per share was $38.27, an increase of 11.9% compared to $34.20 as of December 31, 2013, and an increase of 3.1% compared to $37.12 as of September 30, 2014.

Capital Management

•
During the fourth quarter of 2014, the company repurchased 290,242 of its common shares through its share repurchase program in the open market at an average price of $37.36 per share and an aggregate cost of $10.8 million. The company restarted its repurchase program late in the fourth quarter.

•
In May 2014, the company’s shareholders approved four quarterly dividends equal to $0.225 per share. Three of the four dividends have been paid, and the remaining dividend is anticipated to be paid on April 2, 2015.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of December 31, 2014. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, February 5, 2015 at 8:30 a.m. (Eastern Time) to discuss the results for the fourth quarter ended December 31, 2014. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 2916755 approximately ten minutes prior to the call.
A replay of the call will be available through Friday, February 20, 2015 by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10058325. In addition, the webcast will remain available online through Friday, February 20, 2015 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized net income return on average shareholders' equity" ("ROAE") is calculated using average shareholders' equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreements with RSA; the inability to receive the required regulatory approvals to complete the acquisitions; risks that the proposed acquisitions disrupt each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the acquisitions; the amount of costs, fees, expenses and charges related to the acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues:
Gross premiums written	$565,743	$555,490	$2,935,425	$2,738,664
Premiums ceded	(137,948)	(164,360)	(613,350)	(618,183)

Net premiums written	427,795	391,130	2,322,075	2,120,481
Change in unearned premiums	145,694	133,431	(139,317)	(114,648)
Net premiums earned	573,489	524,561	2,182,758	2,005,833

Net investment income	49,050	47,270	176,874	157,564
Net realized investment (losses) gains	(15,329)	67,599	88,957	59,525
Other income	1,032	—	2,064	—
Total revenues	608,242	639,430	2,450,653	2,222,922
Expenses:
Net losses and loss expenses	272,959	315,966	1,199,190	1,123,242
Acquisition costs	80,718	66,257	295,122	252,673
General and administrative expenses	100,914	100,467	365,736	352,285
Other expense	2,003	—	8,578	—
Amortization of intangible assets	633	633	2,533	2,533
Interest expense	14,304	14,094	57,755	56,510
Foreign exchange (gain) loss	(21)	658	957	8,019
Total expenses	471,510	498,075	1,929,871	1,795,262
Income before income taxes	136,732	141,355	520,782	427,660
Income tax expense	6,223	3,448	30,523	9,780
NET INCOME	$130,509	$137,907	$490,259	$417,880

PER SHARE DATA:
Basic earnings per share	$1.35	$1.37	$5.03	$4.08
Diluted earnings per share	$1.33	$1.34	$4.92	$3.98

Weighted average common shares outstanding	96,386,796	100,814,955	97,538,319	102,464,715
Weighted average common shares and common share equivalents outstanding	98,394,432	103,129,812	99,591,773	104,865,834

Dividends paid per share (1)	$0.225	$0.167	$0.784	$0.458

(1) A dividend of $0.225 was also paid on January 2, 2015 to shareholders of record on December 23, 2014.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
ASSETS:	2014	2013
Fixed maturity investments trading, at fair value	$6,069,010	$6,100,798
Equity securities trading, at fair value	844,163	699,846
Other invested assets	955,509	911,392

Total investments	7,868,682	7,712,036
Cash and cash equivalents	670,310	681,329
Insurance balances receivable	664,815	588,632
Funds held	724,021	632,430
Prepaid reinsurance	360,732	340,992
Reinsurance recoverable	1,340,256	1,234,504
Reinsurance recoverable on paid losses	86,075	76,099
Accrued investment income	28,456	32,236
Net deferred acquisition costs	151,546	126,661
Goodwill	278,258	268,376
Intangible assets	46,298	48,831
Balances receivable on sale of investments	47,149	76,544
Net deferred tax assets	33,615	37,469
Other assets	121,350	89,691

Total assets	$12,421,563	$11,945,830

LIABILITIES:
Reserve for losses and loss expenses	$5,881,165	$5,766,529
Unearned premiums	1,555,313	1,396,256
Reinsurance balances payable	180,060	173,023
Balances due on purchases of investments	5,428	104,740
Senior notes	798,802	798,499
Other long-term debt	19,213	—
Dividends payable	21,669	16,732
Accounts payable and accrued liabilities	181,622	170,225
Total liabilities	8,643,272	8,426,004

SHAREHOLDERS' EQUITY:
Common shares: 2014 and 2013: par value CHF 4.10 per share (2014: 100,775,256; 2013: 103,477,452 shares issued and 2014: 96,195,482; 2013: 100,253,646 shares outstanding)	408,020	418,988
Treasury shares, at cost (2014: 4,579,774; 2013: 3,223,806)	(143,075)	(79,992)
Retained earnings	3,513,346	3,180,830
Total shareholders' equity	3,778,291	3,519,826

Total liabilities and shareholders' equity	$12,421,563	$11,945,830

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended December 31, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$431,244	$84,457	$50,042	$565,743
Net premiums written	325,559	61,424	40,812	427,795
Net premiums earned	302,710	47,983	222,796	573,489
Net losses and loss expenses	(163,252)	(25,852)	(83,855)	(272,959)
Acquisition costs	(29,383)	(5,606)	(45,729)	(80,718)
General and administrative expenses	(60,599)	(19,246)	(21,069)	(100,914)
Underwriting income (loss)	49,476	(2,721)	72,143	118,898
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(584)	(1,419)	—	(2,003)
Segment income (loss)	49,924	(4,140)	72,143	117,927
Net investment income				49,050
Net realized investment losses				(15,329)
Amortization of intangible assets				(633)
Interest expense				(14,304)
Foreign exchange gain				21
Income before income taxes				$136,732

GAAP Ratios:
Loss and loss expense ratio	53.9%	53.9%	37.6%	47.6%
Acquisition cost ratio	9.7%	11.7%	20.5%	14.1%
General and administrative expense ratio	20.0%	40.1%	9.5%	17.6%
Expense ratio	29.7%	51.8%	30.0%	31.7%
Combined ratio	83.6%	105.7%	67.6%	79.3%

	North American	Global Markets
Three Months Ended December 31, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$402,574	$76,322	$76,594	$555,490
Net premiums written	270,969	44,239	75,922	391,130
Net premiums earned	262,398	34,303	227,860	524,561
Net losses and loss expenses	(197,587)	(14,168)	(104,211)	(315,966)
Acquisition costs	(24,540)	(3,045)	(38,672)	(66,257)
General and administrative expenses	(57,441)	(19,877)	(23,149)	(100,467)
Underwriting (loss) income	(17,170)	(2,787)	61,828	41,871
Other insurance-related revenues	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment (loss) income	(17,170)	(2,787)	61,828	41,871
Net investment income				47,270
Net realized investment gains				67,599
Amortization of intangible assets				(633)
Interest expense				(14,094)
Foreign exchange loss				(658)
Income before income taxes				$141,355

GAAP Ratios:
Loss and loss expense ratio	75.3%	41.3%	45.7%	60.2%
Acquisition cost ratio	9.4%	8.9%	17.0%	12.6%
General and administrative expense ratio	21.9%	57.9%	10.2%	19.2%
Expense ratio	31.3%	66.8%	27.2%	31.8%
Combined ratio	106.6%	108.1%	72.9%	92.0%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Year Ended December 31, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,716,288	$280,543	$938,594	$2,935,425
Net premiums written	1,230,839	187,997	903,239	2,322,075
Net premiums earned	1,111,164	162,566	909,028	2,182,758
Net losses and loss expenses	(683,836)	(61,057)	(454,297)	(1,199,190)
Acquisition costs	(105,914)	(18,222)	(170,986)	(295,122)
General and administrative expenses	(219,665)	(68,106)	(77,965)	(365,736)
Underwriting income	101,749	15,181	205,780	322,710
Other insurance-related revenues	2,064	—	—	2,064
Other insurance-related expenses	(1,854)	(6,724)	—	(8,578)
Segment income	101,959	8,457	205,780	316,196
Net investment income				176,874
Net realized investment gains				88,957
Amortization of intangible assets				(2,533)
Interest expense				(57,755)
Foreign exchange loss				(957)
Income before income taxes				$520,782

GAAP Ratios:
Loss and loss expense ratio	61.5%	37.6%	50.0%	54.9%
Acquisition cost ratio	9.5%	11.2%	18.8%	13.5%
General and administrative expense ratio	19.8%	41.9%	8.6%	16.8%
Expense ratio	29.3%	53.1%	27.4%	30.3%
Combined ratio	90.8%	90.7%	77.4%	85.2%

	North American	Global Markets
Year Ended December 31, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,572,355	$232,555	$933,754	$2,738,664
Net premiums written	1,082,441	145,002	893,038	2,120,481
Net premiums earned	1,022,979	126,008	856,846	2,005,833
Net losses and loss expenses	(651,267)	(50,395)	(421,580)	(1,123,242)
Acquisition costs	(94,869)	(10,051)	(147,753)	(252,673)
General and administrative expenses	(209,042)	(63,164)	(80,079)	(352,285)
Underwriting income	67,801	2,398	207,434	277,633
Other insurance-related revenues	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment income	67,801	2,398	207,434	277,633
Net investment income				157,564
Net realized investment gains				59,525
Amortization of intangible assets				(2,533)
Interest expense				(56,510)
Foreign exchange loss				(8,019)
Income before income taxes				$427,660

GAAP Ratios:
Loss and loss expense ratio	63.7%	40.0%	49.2%	56.0%
Acquisition cost ratio	9.3%	8.0%	17.2%	12.6%
General and administrative expense ratio	20.4%	50.1%	9.3%	17.6%
Expense ratio	29.7%	58.1%	26.5%	30.2%
Combined ratio	93.4%	98.1%	75.7%	86.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013

Net income	$130,509	$137,907	$490,259	$417,880
Add after tax effect of:
Net realized investment losses (gains)	18,038	(64,027)	(76,154)	(61,867)
Foreign exchange (gain) loss	(21)	658	957	8,019
Operating income	$148,526	$74,538	$415,062	$364,032

Weighted average common shares outstanding:
Basic	96,386,796	100,814,955	97,538,319	102,464,715
Diluted	98,394,432	103,129,812	99,591,773	104,865,834

Basic per share data:
Net income	$1.35	$1.37	$5.03	$4.08
Add after tax effect of:
Net realized investment losses (gains)	0.19	(0.64)	(0.78)	(0.60)
Foreign exchange (gain) loss	0.00	0.01	0.01	0.08
Operating income	$1.54	$0.74	$4.26	$3.56

Diluted per share data:
Net income	$1.33	$1.34	$4.92	$3.98
Add after tax effect of:
Net realized investment losses (gains)	0.18	(0.62)	(0.76)	(0.59)
Foreign exchange (gain) loss	0.00	0.01	0.01	0.08
Operating income	$1.51	$0.72	$4.17	$3.47

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2014	2013
Price per share at period end	$37.92	$37.60

Total shareholders' equity	$3,778,291	$3,519,826

Basic common shares outstanding	96,195,482	100,253,646

Add: unvested restricted share units	502,506	143,697

Add: performance based equity awards	616,641	804,519

Add: employee share purchase plan	42,176	55,596

Add: dilutive options outstanding	2,426,674	2,928,312
Weighted average exercise price per share	$16.41	$16.07
Deduct: options bought back via treasury method	(1,050,151)	(1,251,687)

Common shares and common share
equivalents outstanding	98,733,328	102,934,083

Basic book value per common share	$39.28	$35.11
Diluted book value per common share	$38.27	$34.20

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013

Opening shareholders' equity	$3,676,599	$3,443,928	$3,519,826	$3,326,335
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted opening shareholders' equity	3,676,599	3,443,928	3,519,826	3,326,335

Closing shareholders' equity	$3,778,291	$3,519,826	$3,778,291	$3,519,826
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted closing shareholders' equity	3,778,291	3,519,826	3,778,291	3,519,826

Average shareholders' equity	$3,727,445	$3,481,877	$3,649,059	$3,423,081

Net income available to shareholders	$130,509	$137,907	$490,259	$417,880
Annualized net income available to shareholders	522,036	551,628	490,259	417,880

Annualized return on average shareholders' equity -
net income available to shareholders	14.0%	15.8%	13.4%	12.2%

Operating income available to shareholders	$148,526	$74,538	$415,062	$364,032
Annualized operating income available to shareholders	594,104	298,152	415,062	364,032

Annualized return on average shareholders' equity -
operating income available to shareholders	15.9%	8.6%	11.4%	10.6%

Media:
Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com